                                                                     EXHIBIT G2

                              SUBADVISORY AGREEMENT

     AGREEMENT made this __ day of January, 2007, by and among PARADIGM FUNDS TRUST, a Delaware statutory trust (the "Trust") and Provident Asset Management, LLC, a Delaware limited liability company (the "Investment Manager") and PARADIGM Global Advisors, LLC, a Delaware limited liability company (the "Subadvisor").

     WHEREAS, the Trust is registered as a non-diversified, closed-end series management investment company under the Investment Company Act of 1940, as amended (the "Investment Company Act");

     WHEREAS, the Trust has retained BISYS Fund Services Ohio, Inc. (the "Administrator") to provide administration of the Trust's operations, subject to the control of the Board of Trustees;

     WHEREAS, pursuant to that certain investment advisory agreement dated as of January ___, 2007, between the Trust and the Investment Manager (the "Investment Advisory Agreement"), the Investment Manager was retained to manage the investment and reinvestment of the assets of the Trust and to provide such other services as specified therein;

     WHEREAS, the Investment Advisory Agreement contemplates the retention by the Investment Manager of a subadvisor;

     WHEREAS, the Investment Manager deems it necessary to avail itself of the experience, resources and facilities of the Subadvisor and desires to retain the Subadvisor to render investment management services with respect to the series set forth in Schedule A attached hereto and such other series as the Trust and the Investment Manager may agree upon from time to time (the "Funds"); and

     WHEREAS, the Subadvisor hereby accepts such retainer upon the terms and conditions herein set forth.

     NOW, THEREFORE, in consideration of mutual covenants herein contained, the parties hereto agree as follows:

     1. DUTIES OF SUBADVISOR. The Investment Manager employs the Subadvisor to manage the investment and reinvestment of the assets of the Trust, and to continuously review, supervise and (where appropriate) administer the investment program of the Trust, to determine in its discretion (where appropriate) the investments to be purchased or sold, to provide the Administrator and the Trust with records concerning the Subadvisor's activities which the Trust is required to maintain, and to render regular reports to the Administrator and to the Trust's officers and Trustees concerning the Subadvisor's discharge of the foregoing responsibilities.

     The Subadvisor shall discharge the foregoing responsibilities subject to the control of the Investment Manager and in compliance with such policies as the Trustees may from time to time establish, and in compliance with the objectives, policies, and limitations of each Fund as set forth in its Prospectus, Statement of Additional Information and Declaration of Trust, as amended from time to time, and applicable laws and regulations.

     The Subadvisor accepts such employment and agrees, at its own expense, to render the services and to provide the office space, furnishings and equipment and the personnel required by it to perform the services on the terms and for the compensation provided herein. The Subadvisor will not, however, pay for the cost of securities, commodities, and other investments (including brokerage commissions and other transaction charges, if any) purchased or sold for the Trust.

     2. TRUST TRANSACTIONS. The Subadvisor is authorized to select the brokers or dealers that will execute the purchases and sales of a Fund's investments and is directed to use its best efforts to obtain the best net results as described from time to time in the Fund's Prospectus and Statement of Additional Information. The Subadvisor will promptly communicate to the Administrator and to the officers and the Trustees of the Trust such information relating to the Trust's investment transactions as they may reasonably request.

     It is understood that the Subadvisor will not be deemed to have acted unlawfully, or to have breached a fiduciary duty to the Trust or be in breach of any obligation owing to the Trust under this Agreement, or otherwise, by reason of its having directed a securities transaction on behalf of a Fund to a broker-dealer in compliance with the provisions of Section 28(e) of the Securities Exchange Act of 1934, as amended, or as described from time to time by the Fund's Prospectus and Statement of Additional Information.

     3. COMPENSATION OF THE SUBADVISOR. The Subadvisor will not be entitled to receive any management fees in conjunction with its provision of services as provided in Sections 1 and 2 of this Agreement.

     4. OTHER EXPENSES. The Subadvisor shall pay all expenses incurred with respect to the printing and mailing of reports, Prospectuses, Statements of Additional Information, and sales literature relating to the solicitation of prospective shareholders. The Trust shall pay all expenses incurred with respect to mailing to existing shareholders Prospectuses, Statements of Additional Information, proxy solicitation material and shareholder reports.

     5. EXCESS EXPENSES. If the expenses for the Trust for any fiscal year (including fees and other amounts payable to the Subadvisor, but excluding interest, taxes, brokerage costs, litigation, and other extraordinary costs) as calculated every business day would exceed the expense limitations imposed on investment companies by any applicable statute or regulatory authority of any jurisdiction in which shares of the Trust are qualified for offer and sale, the Subadvisor shall bear such excess cost.

     Payment of expenses by the Subadvisor pursuant to this Section 5 shall be settled on a monthly basis (subject to fiscal year end reconciliation) by the Subadvisor.

     6. REPORTS. The Trust and the Subadvisor agree to furnish to each other, if applicable, current Prospectuses, proxy statements, reports to shareholders, certified copies of their financial statements, and such other information with regard to their affairs as each may reasonably request.

     7. STATUS OF SUBADVISOR. The services of the Subadvisor hereunder are not to be deemed exclusive, and the Subadvisor shall be free to render similar services to others so long as its services pursuant to this Agreement are not impaired thereby. The Subadvisor shall be deemed to be an independent contractor and shall, unless otherwise expressly provided or authorized, have no authority to act for or represent the Investment Manager or the Trust in any way or otherwise be deemed an agent of the Investment Manager or the Trust.

     8. CERTAIN RECORDS. Any records required to be maintained and preserved pursuant to the provisions of Rule 31a-1 and Rule 31a-2 promulgated under the Investment Company Act, which are prepared or maintained by the Subadvisor on behalf of the Trust, are the property of the Trust and will be surrendered promptly to the Trust on request.

     9. LIMITATION OF LIABILITY OF SUBADVISOR. The duties of the Subadvisor shall be confined to those expressly set forth herein, and no implied duties are assumed by or may be asserted against the Subadvisor hereunder. The Subadvisor shall not be liable for any error of judgment or mistake of law or for any loss arising out of any investment or for any act or omission in carrying out its duties hereunder, except a loss resulting from willful misfeasance, bad faith or gross negligence in the performance of its duties, or by reason of reckless disregard of its obligations and duties hereunder, except as may otherwise be provided under provisions of applicable state law or Federal securities law which cannot be waived or modified hereby. (As used in this Paragraph 9, the term "Subadvisor" shall include directors, officers, employees and other corporate agents of the Subadvisor [as well as the limited liability company itself]).

     10. PERMISSIBLE INTERESTS. Trustees, agents, and shareholders of the Trust are or may be interested in the Subadvisor (or any successor thereof) as directors, partners, officers, or members, or otherwise; directors, partners, officers, agents, and members of the Subadvisor are or may be interested in the Trust as Trustees, Members or otherwise; and the Subadvisor (or any successor) is or may be interested in the Trust as a shareholder or otherwise. In addition, brokerage transactions for the Trust may be effected through affiliates of the Subadvisor if approved by the Board of Trustees, subject to the rules and regulations of the Securities and Exchange Commission (the "SEC").

     11. LICENSE OF SUBADVISOR'S NAME. The Subadvisor hereby agrees to grant a license to the Trust for use of its name in the names of the Trust and the Funds for the term of this Agreement and such license shall terminate upon termination of this Agreement.

     12. DURATION AND TERMINATION. This Agreement, unless sooner terminated as provided herein, shall remain in effect until two years from date of execution, and thereafter, for periods of one year so long as such continuance thereafter is specifically approved at least annually (a) by the vote of a majority of those Trustees of the Trust who are not parties to this Agreement or interested persons of any such party, cast in person at a meeting called for the purpose of voting on such approval, and (b) by the Trustees of the Trust or by vote of a majority of the outstanding voting securities of the Trust; provided, however, that if the Shareholders of the Trust fail to approve the Agreement as provided herein, the Subadvisor may continue to serve hereunder in the manner and to the extent permitted by the Investment Company Act and rules and regulations thereunder. The foregoing requirement that continuance of this Agreement be "specifically approved at least annually" shall be construed in a manner consistent with the Investment Company Act and the rules and regulations thereunder.

     This Agreement may be terminated at any time, without the payment of any penalty by vote of a majority of the Trustees of the Trust or by vote of a majority of the outstanding voting securities of the Trust on not less than 30 days' nor more than 60 days' written notice to the Subadvisor, or by the Subadvisor at any time without the payment of any penalty, on 90 days' written notice to the Investment Manager. This Agreement will automatically and immediately terminate in the event of its assignment. Any notice under this Agreement shall be given in writing, addressed and delivered, or mailed postpaid, to the other party at any office of such party.

     As used in this Section 12, the terms "assignment", "interested persons", and a "vote of a majority of the outstanding voting securities" shall have the respective meanings set forth in the Investment Company Act and the rules and regulations thereunder; subject to such exemptions as may be granted by the SEC under said Act.

     13. NOTICE. Any notice required or permitted to be given by either party to the other shall be deemed sufficient if sent by registered or certified mail, postage prepaid, addressed by the party giving notice to the other party at the last address furnished by the other party to the party giving notice: if to the Trust, 650 Fifth Avenue, 17th Floor, New York, New York 10019, Attention:
______________________; if to the Investment Manager, 654 Madison Avenue, Suite 1009, New York, New York, 10021, Attention: [James Roper]; and if to the Subadvisor, 650 Fifth Avenue, 17th Floor, New York, New York, 10019, Attention:
________________________.

     14. SEVERABILITY. If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby.

     15. GOVERNING LAW. This Agreement shall be construed in accordance with the laws of the State of Delaware and the applicable provisions of the Investment Company Act. To the extent that the applicable laws of the State of Delaware, or any of the provisions herein, conflict with the applicable provisions of the Investment Company Act, the latter shall control.

     A copy of the Certificate of Trust of the Trust is on file with the Secretary of the State of Delaware, and notice is hereby given that this instrument is executed on behalf of the Trustees of the Trust as Trustees, and are not binding upon any of the Trustees, officers, or shareholders of the Trust individually but binding only upon the assets and property of the Trust.

     IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be executed as of the day and year first written above.

                                        PARADIGM FUNDS TRUST


                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------


                                        PROVIDENT ASSET MANAGEMENT, LLC


                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------


                                        PARADIGM GLOBAL ADVISORS, LLC


                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------

                       SCHEDULE A DATED JANUARY ___, 2007

                                     TO THE

                              SUBADVISORY AGREEMENT

                             DATED JANUARY ___, 2007

                                      AMONG

                              PARADIGM FUNDS TRUST
                                       AND
                         PROVIDENT ASSET MANAGEMENT, LLC
                                       AND
                          PARADIGM GLOBAL ADVISORS, LLC

FUNDS

PARADIGM ADVISER SERIES MULTI STRATEGY FUND

PARADIGM ADVANTAGE MULTI STRATEGY FUND

PARADIGM INSTITUTIONAL SERIES MULTI STRATEGY FUND

                                    EXHIBIT 2

                              SUBADVISORY AGREEMENT

     AGREEMENT made this ___day of January, 2007, by and among PARADIGM Multi Strategy Fund I, LLC, a Delaware limited liability company (the "Company"), and Provident Asset Management, LLC, a Delaware limited liability company (the "Investment Manager") and PARADIGM Global Advisors, LLC, a Delaware limited liability company (the "Subadvisor").

     WHEREAS, the Company is registered as a non-diversified, closed-end management investment company under the Investment Company Act of 1940, as amended (the "Investment Company Act");

     WHEREAS, the Company has retained BISYS Fund Services Ohio, Inc. (the "Administrator") to provide administration of the Company's operations, subject to the control of the Board of Directors;

     WHEREAS, pursuant to that certain investment advisory agreement dated as of January ___, 2007, between the Company and the Investment Manager (the "Investment Advisory Agreement"), the Investment Manager was retained to manage the investment and reinvestment of the assets of the Company and to provide such other services as specified therein;

     WHEREAS, the Investment Advisory Agreement contemplates the retention by the Investment Manager of a subadvisor;

     WHEREAS, the Investment Manager deems it necessary to avail itself of the experience, resources and facilities of the Subadvisor and desires to retain the Subadvisor to render investment management services to the Company; and

     WHEREAS, the Subadvisor hereby accepts such retainer upon the terms and conditions herein set forth.

     NOW, THEREFORE, in consideration of mutual covenants herein contained, the parties hereto agree as follows:

     1. DUTIES OF SUBADVISOR. The Investment Manager employs the Subadvisor to manage the investment and reinvestment of the assets of the Company, and to continuously review, supervise and (where appropriate) administer the investment program of the Company, to determine in its discretion (where appropriate) the investments to be purchased or sold, to provide the Administrator and the Company with records concerning the Subadvisor's activities which the Company is required to maintain, and to render regular reports to the Administrator and to the Company's officers and Directors concerning the Subadvisor's discharge of the foregoing responsibilities.

          The Subadvisor shall discharge the foregoing responsibilities subject to the control of the Investment Manager and in compliance with such policies as the Directors may from time to time establish, and in compliance with the objectives, policies, and limitations of the Company as set forth in its Prospectus, Statement of Additional Information and Operating Agreement, as amended from time to time, and applicable laws and regulations.

          The Subadvisor accepts such employment and agrees, at its own expense, to render the services and to provide the office space, furnishings and equipment and the personnel required by it to perform the services on the terms and for the compensation provided herein. The Subadvisor will not, however, pay for the cost of securities, commodities, and other investments (including brokerage commissions and other transaction charges, if any) purchased or sold for the Company.

     2. COMPANY TRANSACTIONS. The Subadvisor is authorized to select the brokers or dealers that will execute the purchases and sales of the Company's investments and is directed to use its best efforts to obtain the best net results as described from time to time in the Company's Prospectus and Statement of Additional Information. The Subadvisor will promptly communicate to the Administrator and to the officers and the Directors of the Company such information relating to the Company's investment transactions as they may reasonably request.

          It is understood that the Subadvisor will not be deemed to have acted unlawfully, or to have breached a fiduciary duty to the Company or be in breach of any obligation owing to the Company under this Agreement, or otherwise, by reason of its having directed a securities transaction on behalf of the Company to a broker-dealer in compliance with the provisions of Section 28(e) of the Securities Exchange Act of 1934, as amended, or as described from time to time by the Company's Prospectus and Statement of Additional Information.

     3. COMPENSATION OF THE SUBADVISOR. For the services to be rendered by the Subadvisor as provided in Sections 1 and 2 of this Agreement, the Subadvisor is entitled to receive from persons who purchase Units of the Company ("Members") an annual management fee (the "Management Fee") in the amount set forth in Schedule A annexed hereto as the same may be amended from time to time as agreed by the parties hereto. The Subadvisor's fee is calculated and accrued monthly and is paid out to the Subadvisor on a monthly basis. For purposes of determining the Management Fee, net assets will be determined by taking into account net realized gain or loss and the net change in unrealized appreciation or depreciation of net assets.

          All rights of compensation under this Agreement for services performed as of the termination date shall survive the termination of this Agreement.

     4. OTHER EXPENSES. The Subadvisor shall pay all expenses incurred with respect to the printing and mailing of reports, prospectuses, statements of additional information, and sales literature relating to the solicitation of prospective clients. The Company shall pay all expenses incurred with respect to mailing to existing Members prospectuses, statements of additional information, proxy solicitation material and Member reports.

     5. EXCESS EXPENSES. If the expenses for the Company for any fiscal year (including fees and other amounts payable to the Subadvisor, but excluding interest, taxes, brokerage costs, litigation, and other extraordinary costs) as calculated every business day would exceed the expense limitations imposed on investment companies by any applicable statute or regulatory authority of any jurisdiction in which Units of the Company are qualified for offer and sale, the Subadvisor shall bear such excess cost.

     Payment of expenses by the Subadvisor pursuant to this Section 5 shall be settled on a monthly basis (subject to fiscal year end reconciliation) by the Subadvisor.

     6. REPORTS. The Company and the Subadvisor agree to furnish to each other, if applicable, current prospectuses, proxy statements, reports to Members, certified copies of their financial statements, and such other information with regard to their affairs as each may reasonably request.

     7. STATUS OF SUBADVISOR. The services of the Subadvisor hereunder are not to be deemed exclusive, and the Subadvisor shall be free to render similar services to others so long as its services pursuant to this Agreement are not impaired thereby. The Subadvisor shall be deemed to be an independent contractor and shall, unless otherwise expressly provided or authorized, have no authority to act for or represent the Investment Manager or the Company in any way or otherwise be deemed an agent of the Investment Manager or the Company.

     8. CERTAIN RECORDS. Any records required to be maintained and preserved pursuant to the provisions of Rule 31a-l and Rule 31a-2 promulgated under the Investment Company Act which are prepared or maintained by the Subadvisor on behalf of the Company are the property of the Company and will be surrendered promptly to the Company on request.

     9. LIMITATION OF LIABILITY OF SUBADVISOR. The duties of the Subadvisor shall be confined to those expressly set forth herein, and no implied duties are assumed by or may be asserted against the Subadvisor hereunder. The Subadvisor shall not be liable for any error of judgment or mistake of law or for any loss arising out of any investment or for any act or omission in carrying out its duties hereunder, except a loss resulting from willful misfeasance, bad faith or gross negligence in the performance of its duties, or by reason of reckless disregard of its obligations and duties hereunder, except as may otherwise be provided under provisions of applicable state law or Federal securities law which cannot be waived or modified hereby. (As used in this Paragraph 9, the term "Subadvisor" shall include directors, officers, employees and other corporate agents of the Subadvisor [as well as the Limited Liability Company itself]).

     10. PERMISSIBLE INTERESTS. Directors, agents, and Members of the Company are or may be interested in the Subadvisor (or any successor thereof) as directors, partners, officers, or Members, or otherwise; directors, partners, officers, agents, and Members of the Subadvisor are or may be interested in the Company as Directors, Members or otherwise; and the Subadvisor (or any successor) is or may be interested in the Company as a Member or otherwise. In addition, brokerage transactions for the Company may be effected through affiliates of the Subadvisor if approved by the Board of Directors, subject to the rules and regulations of the Securities and Exchange Commission (the "SEC").

     11. LICENSE OF SUBADVISOR'S NAME. The Subadvisor hereby agrees to grant a license to the Company for use of its name in the names of the Company for the term of this Agreement and such license shall terminate upon termination of this Agreement.

     12. DURATION AND TERMINATION. This Agreement, unless sooner terminated as provided herein, shall remain in effect until two years from date of execution, and thereafter, for periods of one year so long as such continuance thereafter is specifically approved at least annually (a) by the vote of a majority of those Directors of the Company who are not parties to this Agreement or interested persons of any such party, cast in person at a meeting called for the purpose of voting on such approval, and (b) by the Directors of the Company or by vote of a majority of the outstanding voting Units of the Company; provided, however, that if the Members of the Company fail to approve the Agreement as provided herein, the Subadvisor may continue to serve hereunder in the manner and to the extent permitted by the Investment Company Act and rules and regulations thereunder. The foregoing requirement that continuance of this Agreement be "specifically approved at least annually" shall be construed in a manner consistent with the Investment Company Act and the rules and regulations thereunder. This Agreement may be terminated at any time, without the payment of any penalty by vote of a majority of the Directors of the Company or by vote of a majority of the outstanding voting Units of the Company on not less than 30 days' nor more than 60 days' written notice to the Subadvisor, or by the Subadvisor at any time without the payment of any penalty, on 90 days' written notice to the Investment Manager. This Agreement will automatically and immediately terminate in the assignment. Any notice under this Agreement shall be given in writing, addressed and delivered, or mailed postpaid, to the other party at any office of such party. As used in this Section 12, the terms "assignment", "interested persons", and a "vote of a majority of the outstanding voting securities" shall have the respective meanings set forth in the Investment Company Act and the rules and regulations thereunder; subject to such exemptions as may be granted by the SEC under said Act.

     13. NOTICE. Any notice required or permitted to be given by either party to the other shall be deemed sufficient if sent by registered or certified mail, postage prepaid, addressed by the party giving notice to the other party at the last address furnished by the other party to the party giving notice: if to the Company, 650 Fifth Avenue, 17th Floor, New York, NY 10019 Attention: ________; if to the Investment

Manager at 654 Madison Avenue, Suite 1009, New York, NY 10021, Attention: [James Roper]; and if to the Subadvisor, 650 Fifth Avenue, 17th Floor, New York, NY 10019, Attention: __________________.

     14. SEVERABILITY. If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby.

     15. GOVERNING LAW. This Agreement shall be construed in accordance with the laws of the State of New York and the applicable provisions of the Investment Company Act. To the extent that the applicable laws of the State of New York, or any of the provisions herein, conflict with the applicable provisions of the Investment Company Act, the latter shall control.

A copy of the Certificate of Formation of the Company is on file with the Secretary of the State of Delaware, and notice is hereby given that this instrument is executed on behalf of the Directors of the Company as Directors, and are not binding upon any of the Directors, officers, or Members of the Company individually but binding only upon the assets and property of the Company.

IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be executed as of the day and year first written above.

PARADIGM Multi Strategy Fund I, LLC


By:
    ---------------------------------
Attest:
        -----------------------------


Provident Asset Management, LLC


By:
    ---------------------------------
Attest:
        -----------------------------


PARADIGM Global Advisors, LLC


By:
    ---------------------------------
Attest:
        -----------------------------

                                                                      SCHEDULE A

                         COMPENSATION OF THE SUBADVISOR

                                [To be provided.]